UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2015

LION BIOTECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	75-3254381
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

21900 Burbank Blvd, Third Floor, Woodland Hills, CA 91367
(Address of principal executive offices and zip code)
(818) 992-3126
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On February 26, 2015, Lion Biotechnologies (“we,” “us,” “our” or the “company”) entered into an underwriting agreement with Jefferies LLC, Cowen and Company, LLC and Piper Jaffray & Co., as the representatives of the underwriters, relating to an underwritten public offering of 8,000,000 shares of our common stock. The offering price to the public is $8.00 per share of common stock. In addition, the Underwriting Agreement provides the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock from the company.  The underwriters have exercised the foregoing option to purchase additional shares in full.

The offering closed on March 3, 2015. The net proceeds to us from the offering are $68.2 million, which includes the underwriters full exercise of their option to purchase additional shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The offering is being made pursuant to our existing shelf registration statement on Form S-3 (File No. 333-200418), including a base prospectus, which was filed with the Securities and Exchange Commission on November 20, 2014 and declared effective on December 10, 2014, a preliminary prospectus supplement thereunder, and a registration statement on Form S-3 filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933 (File No. 333-202297), filed on February 26, 2015.

The underwriting agreement contains customary representations, warranties and covenants by us, customary conditions to closing, indemnification obligations of the company and the underwriters, including with respect to liabilities under the Securities Act of 1933, as amended, as well as customary termination provisions.

Pursuant to the underwriting agreement, the company and our officers and directors have agreed not to sell or otherwise dispose of any shares of our common stock for a period ending 90 days after the date of the underwriting agreement without first obtaining the written consent of Jefferies LLC, subject to certain exceptions, and certain of our stockholders have also agreed not to sell or otherwise dispose of any shares of our common stock for a period ending 60 days after the date of the underwriting agreement without first obtaining the written consent of Jefferies LLC, subject to certain exceptions.

The underwriting agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the company. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of the underwriting agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the underwriting agreement.

A copy of the opinion of TroyGould PC relating to the legality of the offered common stock is attached as Exhibit 5.1 to this Report.

The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to the full text of the underwriting agreement, a copy of which is filed as Exhibit 1.1 to this Report and is incorporated by herein by reference.

Item 8.01	Other Events

On February 25, 2015, we issued a press release announcing the proposed underwritten public offering.

On February 26, 2015, we issued a press release announcing the pricing of the underwritten public offering.

On March 3, 2015, we issued a press release announcing the closing of the public offering.

Copies of the press releases are attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: March 3, 2015	By:	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer